UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2014

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road, Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2014, the Board of Directors of Hanesbrands Inc. (the “Company”) increased the number of members of the Board of Directors from nine to ten and elected David V. Singer to serve as a director of the Company. The election of Mr. Singer is effective immediately, and he will serve until the Company’s next annual meeting of stockholders and until his successor is elected and qualified, or until his resignation or removal. Mr. Singer will serve as a member of the Audit Committee.

Mr. Singer’s compensation will be consistent with the Company’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 10, 2014, under the heading “Director Compensation.” Mr. Singer will receive cash compensation for 2014, prorated to reflect the commencement date of his Board service.

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Mr. Singer and any other person pursuant to which he was elected as a director. The Company is not aware of any transaction with Mr. Singer that would require disclosure under Item 404(a) of Regulation S-K.

The press release issued by the Company announcing Mr. Singer’s election is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibits

99.1	Press release dated October 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2014	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

99.1	Press release dated October 20, 2014